Oppenheimer Trinity Core Fund
Oppenheimer Main Street Fund
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                                                                 EXHIBIT 12
                         Form of Tax Opinion Relating to the Reorganization

[Name and address of Tax Expert]

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Oppenheimer Trinity Core Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112-3924

Oppenheimer Main Street Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112-3924

Ladies & Gentlemen:

REORGANIZATION OF OPPENHEIMER TRINITY CORE FUND INTO
OPPENHEIMER MAIN STREET FUND -
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
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      You have  requested the opinion of _________  (the "Tax  Experts") as to certain U.S.  federal  income tax  consequences  in connection  with the
Agreement and Plan of  Reorganization,  dated  _______,  2003 (the "Plan"),
between   Oppenheimer   Trinity   Core  Fund  (the  "Target   Fund"),   and
Oppenheimer  Main Street  Fund (the  "Acquiring  Fund")  pursuant to which:
(i) Target Fund will  transfer all of its assets to  Acquiring  Fund solely in exchange for voting shares of Acquiring  Fund;  (ii) Acquiring Fund will assume  the  identified  liabilities  of  Target  Fund as  listed on Target
Fund's Statement of Net Assets as of  ___________(i.e.,  the "Closing Date"
of  this   transaction);   (iii)  Target  Fund  will   distribute   to  its
shareholders  all of the voting shares  received from  Acquiring  Fund; and
(iv) Target Fund will be liquidated  (the  aforementioned  items (i), (ii),
(iii),   and   (iv)   hereinafter   collectively   referred   to   as   the
("Transaction").  Except as  otherwise  provided,  all  terms  not  defined herein shall have the meanings  ascribed to them (or defined by  reference)
in the Plan.  In connection  with the  rendering of this  opinion,  the Tax
Experts has  reviewed the  registration  statement  filed by the  Acquiring
Fund on Form N-14 with the Securities and Exchange  Commission  relating to the Transaction (the  "Registration  Statement") and the Plan. In addition, the Tax Experts has  reviewed and relied upon the  representations  made by
Target  Fund,  and  Acquiring  Fund  in  their  respective   Representation
Letters, dated ________________  (collectively, the "Representations").

FACTS AND ASSUMPTIONS

      Target fund, a  Massachusetts  business  trust,  was organized on May
6, 1999.  Acquiring  Fund was organized as a  Massachusetts  business trust as a successor to a Maryland  corporation  organized on September 30, 1996.
Target  Fund  and  Acquiring  Fund  are  open-end   management   investment
companies  in  accordance  with the  Investment  Company  Act of 1940  (the
"1940  Act"),  as  amended.  Both  Target  Fund  and  Acquiring  Fund  have
individually   qualified   and  are   expected  to  qualify  as   regulated
investment  companies  ("RICs")  within the  meaning of Section  851 of the
Internal  Revenue  Code of 1986,  as  amended  (the  "Code")  for all prior years and the current year.

      Both Target Fund and Acquiring Fund  currently  maintain five classes
of  common   shares.   Neither  Target  Fund  nor  Acquiring  Fund  permits
cumulative  voting.  Class A shares of Target  Fund are  subject  to a 5.75 percent  front-end  sales charge and 12b-1  service plan fees equal to 0.25 percent of average  annual net assets of Class A shares.  Class B shares of
Target Fund are subject to a maximum  contingent  deferred  sales charge of
5.00 percent as well as an annual 0.75 percent  asset-based  sales  charge.
Class  C  shares  of  Target  Fund  are  subject  to a  maximum  contingent deferred  sales  charge of 1.00  percent as well as an annual 0.75  percent asset-based  sales  charge.  Class N shares of Target Fund are subject to a maximum  contingent  deferred  sales  charge of 1.00  percent as well as an annual 0.25 percent  asset-based sales charge.  Finally,  Class Y shares of
Target  Fund are not  subject  to any sales  charges,  and are  offered  to
certain  institutional   investors  under  a  special  agreement  with  the
distributor of the Target Fund's shares.

      Class A shares  of  Acquiring  Fund  are  subject  to a 5.75  percent front-end  sales  charge and 12b-1  service plan fees equal to 0.25 percent of  average  annual  net  assts  of  Class  A  shares.  Class B  shares  of
Acquiring  Fund are subject to a maximum  contingent  deferred sales charge of 5.00  percent  as well  as an  annual  0.75  percent  asset-based  sales charge.  Class  C  shares  of  Acquiring  Fund  are  subject  to a  maximum contingent  deferred  sales  charge  of 1.00  percent  as well as an annual
0.75 percent  asst-based  sales  charge.  Class N shares of Acquiring  Fund are subject to a maximum  contingent  deferred sales charge of 1.00 percent as well as an  annual  0.25  percent  asset-based  sales  charge.  Finally,
Class Y shares of  Acquiring  Fund are not  subject  to any sales  charges, and  are  offered  to  certain  institutional  investors  under  a  special agreement with the distributor of the Acquiring Fund's shares.

      For what has been  represented  by Target Fund and Acquiring  Fund to be valid business reasons, the following transaction is proposed:

1.    Target  Fund  will  transfer  all of its  assets  to  Acquiring  Fund solely  in  exchange  for  voting  shares of  Acquiring  Fund and the assumption by Acquiring Fund of the liabilities of Target Fund;

2.    Target  Fund will  distribute  the voting  shares of  Acquiring  Fund received in the  exchange to its  shareholders  in exchange for their shares in Target Fund; and

3.    Target Fund will  liquidate and dissolve in accordance  with the laws of Massachusetts, and terminate its registration under the 1940 Act.

      Acquiring  Fund may sell up to 66 percent of the assets  received  in the  Transaction  to unrelated  purchasers  and will invest any proceeds of such sales consistent with its investment objectives and policies.

REPRESENTATIONS

      The following  representations  have been made in connection with the
Transaction:

   (a)      Each   shareholder   of  Target   Fund  will   receive  in  the
      Transaction  solely voting  shares of Acquiring  Fund in exchange for shares of Target Fund.

   (b)      Pursuant  to the  Transaction,  Target Fund  shareholders  will receive  fractional  shares of  Acquiring  Fund in exchange for their fractional  shares of Target  Fund.  No cash will be  distributed  in lieu of fractional shares.

   (c)      The fair market value of the voting  shares of  Acquiring  Fund received by each  shareholder  of Target  Fund will be  approximately equal  to  the  fair  market  value  of the  shares  of  Target  Fund exchanged therefore.

   (d)      Neither   Acquiring  Fund  (in  its  capacity  as  the  issuing
      corporation  as  defined  in  Section  1.368-1(b)  of the  Income Tax
      Regulations (the  "Regulations")  nor any person related to Acquiring
      Fund, as defined in Section  1.368-1(e)(3)  of the  Regulations,  has or will  have (at the time of the  Transaction)  a plan or  intention to acquire,  during the  five-year  period  beginning  on the date of the Transaction and in connection with the  Transaction,  Target Fund shares  with  consideration  other than  Acquiring  Fund  shares,  or redeem  any  of the  Acquiring  Fund  shares,  or  redeem  any of the
      Acquiring Fund shares issued in the  Transaction  either  directly or through any  transaction,  agreement,  or arrangement  with any other person.

   (e)      During  the  five-year   period  ending  on  the  date  of  the
      Transaction,  neither  Target  Fund nor any person  related to Target
      Fund (as defined in Section  1.368-1(e)(3) of the  Regulations)  will have directly or through any  transaction,  agreement or  arrangement
      with  any  other  person,   (1)  acquired  Target  Fund  shares  with
      consideration  other than solely voting  shares of Acquiring  Fund or
      Target  Fund  (other  than  redemptions  of Target  Fund  shares made pursuant  to  Section  22(e)  of  the  1940  Act  that  were  not  in connection  with the  Transaction),  or (2) made  distributions  with respect to Target Fund shares (other than  distributions  made in the ordinary  course of  business  by Target  Fund  pursuant  to the 1940
      Act).  Therefore,  Target Fund  shareholders  will not have  received consideration  before the  Transaction  (either in redemption  of, or as a  distribution  with  respect to,  Target Fund shares) that would be treated as other  property or money  received  in the  Transaction for  purposes  of Section  356 of the Code (or would be so treated if
      Target Fund  shareholders had also received  Acquiring Fund shares in exchange for Target Fund shares).

   (f)      During  the  five-year   period  ending  on  the  date  of  the
      Transaction,  neither  Acquiring  Fund  nor  any  person  related  to
      Acquiring   Fund  (as  defined  in  Section   1.368-1(e)(3)   of  the
      Regulations)   will  have   acquired,   directly   or   through   any
      transaction,  agreement or arrangement with any other person,  Target
      Fund  shares  with   consideration   other  than  voting   shares  of
      Acquiring Fund.

   (g)      Acquiring Fund does not own,  directly or  indirectly,  nor has it owned  during the past five  years,  directly or  indirectly,  any stock of Target Fund.

   (h)      There is no plan or intention by Target Fund  shareholders  who own 5 percent or more of Target  Fund  stock,  and to the best of the knowledge  of the  management  of  Target  Fund,  there is no plan or intention  on the part of any other  shareholders  of Target  Fund to
      redeem  an  amount  of   Acquiring   Fund  stock   received   in  the
      Transaction   that  would  reduce  such  Target  Fund   shareholders'
      ownership  of  Acquiring  Fund to a number of shares  having a value, as of the date of the  Transaction,  of less than 50  percent  of the value of all of the  formerly  outstanding  Target  Fund  stock as of the  same  date.  For  purposes  of this  representation,  shares  of
      Target  Fund  stock   exchanged   for  cash  or  other   property  or
      surrendered  by  dissenters  will be  treated as  outstanding  Target
      Fund  stock  on the  date of the  Transaction.  In  addition,  Target stock and  Acquiring  Fund  stock held by Target  Fund  shareholders,
      and  redeemed  prior  to  or  subsequent  to   Transaction   will  be
      considered in making this representation.

   (i)      The five  classes of common  shares  issued by  Acquiring  Fund are  substantially  similar  to the  corresponding  five  classes  of common shares  issued by Target Fund.  Target Fund will exchange each share  of  Target  Fund  for a share  of the  corresponding  class of shares of Acquiring Fund.

   (j)      Acquiring  Fund will  acquire  at least 90  percent of the fair market  value of the net  assets  and at least 70 percent of the fair market  value of the gross  assets  held by Target  Fund  immediately prior  to the  Transaction.  For  purposes  of  this  representation, amounts used by Target Fund to pay its  Transaction  expenses will be included  as  assets of Target  Fund  held  immediately  prior to the
      Transaction.

   (k)      Target  Fund will  distribute  the voting  shares of  Acquiring
      Fund it receives in the Transaction in pursuance of the Plan.

   (l)      Immediately after the Transaction,  the former  shareholders of
      Target  Fund will not be in  control  of  Acquiring  fund  within the meaning of Section 368(a)(2)(H) of the Code.

   (m)      After  the  Transaction,  Acquiring  Fund  will use the  assets acquired  from the  Target  Fund in its  business  and has no plan or intention  to sell or  otherwise  dispose of any of the assets of the
      Target Fund  acquired  in the  Transaction,  except for  dispositions made in the ordinary  course of business,  or transfers  described in
      Section  368(a)(2)(C)  of the Code. In addition,  Acquiring  Fund may sell up to 66 percent  of the assets  acquired  from  Target  Fund in the  Transaction.  Any proceeds will be invested in  accordance  with
      Acquiring Fund's investment objectives.

   (n)      Following  the  Transaction,  Acquiring  Fund will continue the historical  business of Target Fund or use a  significant  portion of the Target Fund's historical business assets in a business.

   (o)      Acquiring  Fund will  assume all of Target  Fund's  liabilities identified  on  Target  Fund's  Statement  of  Net  Assets  as of the
      Closing Date,  and such  liabilities  were or will have been incurred by Target Fund in the ordinary  course of  business.  No other person related to  Acquiring  Fund will assume any Target Fund  liability in the Transaction.

   (p)      The  liabilities  of Target  Fund to be  assumed  by  Acquiring
      Fund and the  liabilities  to which  the  transferred  assets  of the
      Target  Fund will be subject  will have  incurred  by Target  Fund in the ordinary course of its business.

   (q)      Target Fund and Target Fund  shareholders,  respectively,  will pay all of their own  expenses  relating to the  Transaction  whether or  not  those  expenses  are  solely  and  directly  related  to the
      Transaction,  and  whether  or not the  Transaction  is  consummated.
      Acquiring  Fund will pay its  expenses  that are solely and  directly related to the  Transaction,  if any,  whether or not the Transaction
      is   consummated.   Neither   Acquiring   Fund  nor  Acquiring   Fund
      shareholders  will pay any of the  expenses of either  Target Fund or of Target Fund shareholders.

   (r)      There will be no  intercorporate  indebtedness  existing at the time of the Transaction  between  Acquiring Fund and Target Fund that will have been issued, acquired , or settled at a discount.

      (s)   The  fair   market   value  of  the   assets  of  Target   Fund
      transferred  to  Acquiring  Fund will  equal or exceed the sum of the
      liabilities   assumed   by   Acquiring   Fund  plus  the   amount  of
      liabilities, if any, to which the transferred assets are subject.

   (t)      Acquiring  Fund and Target Fund have each  qualified,  and will qualify at the time of the  Transaction,  as a  regulated  investment company  within the  meaning of Section  368(a)(2)(F)  and 851 of the
      Code.  After the  Transaction,  Acquiring Fund intends to continue to so qualify.

   (u)      Neither  Acquiring  Fund nor Target Fund will have acquired any options,  warrants,  or rights  with  respect to Target  Fund  shares pursuant to the Transaction.

(v)   Target  is not and will not be under the  jurisdiction  of a court in
      a  title  11  or  similar   case   within  the   meaning  of  Section
      368(a)(3)(A) of the Code.

   (w)      Target  Fund  will  have  at the  time  of the  Transaction  no options,  warrants or rights  outstanding with respect to its shares.
      Target Fund will not have redeemed any options,  warrants,  or rights with respect to its shares pursuant to the Transaction.

   (x)      Target  Fund  has not  filed an  election  pursuant  to  Notice
      88-19,  1988-1 C.B.  486,  or Section  1.337(d)-5T  of the  Temporary
      Income Tax  Regulations,  to be subject to rules similar to the rules of Section  1374 of the Code with  respect to any net  built-in  gain on any assets acquired from another corporation.

SCOPE OF OPINIONS

      The opinions  expressed  herein are rendered only with respect to the specific matters  discussed  herein.  We express no opinion with respect to any other  federal or state income tax or legal  aspect of the  Transaction and no inference  should be drawn with respect to any matter not  expressly opined upon.

      Our   opinions  are  based  upon  the  FACTS  AND   ASSUMPTIONS   and
REPRESENTATIONS  set  forth  above.  If  any  of  the  above-stated  facts, assumptions,  or Representations are not entirely complete or accurate,  it is  imperative  that  we be  informed  immediately,  as the  inaccuracy  or incompleteness  could  have  a  material  effect  on  our  conclusions.  In rendering  our  opinions,  we are relying upon the relevant  provisions  of the Code,  the  regulations  thereunder,  and judicial  and  administrative interpretations  thereof,  all as of the date of this letter.  However, all the  foregoing  authorities  are  subject  to  change  or  modification  by subsequent legislative,  regulatory,  administrative, or judicial decisions that can be  retroactive  in effect and,  therefore,  could also affect our opinions.  We assume no  responsibility to update our opinions for any such change or  modification.  The  opinions  contained  herein are not  binding upon the Internal  Revenue  Service,  any other tax authority or any court, and no assurance  can be given that a position  contrary to that  expressed herein will not be asserted by a tax  authority  and  ultimately  sustained by a court.

      To the best of our  knowledge  (including  such due  diligence  as we have  performed),  our  opinions are not based on  unreasonable  factual or legal assumptions  (including  assumptions as to future events) and we have not unreasonably  relied on the  REPRESENTATIONS,  statements,  finding, or agreements of any person.

      In connection  with the rendering of these  opinions we have reviewed the  Registration  Statement  including  the  Plan.  We have  not  made any
independent   investigation   of  the   FACTS   AND   ASSUMPTIONS   or  the
REPRESENTATIONS  involved in the Transaction  discussed herein. We have not examined any  agreement to determine  whether it complies  with  applicable federal,  state,  or local law. We have assumed  that all actions  required to effect  the  Transaction  have been,  are,  and will be  effectuated  in accordance with applicable  federal,  state, and local law and the terms of any relevant agreements.

      The  opinions  expressed  herein  are for the  exclusive  benefit  of
Target Fund,  Acquiring  Fund, and their  respective  shareholders  and may not be relied upon for any other purpose,  or used,  circulated,  quoted or relied  upon by any  other  person  or entity  without  our  prior  written consent.

OPINIONS

      Based  upon the  FACTS AND  ASSUMPTIONS  and  REPRESENTATIONS  as set
forth above,  and subject to the  conditions  and  limitations  included in the portion of this  letter  entitled  SCOPE OF OPINION,  it is the opinion of the Tax  Experts  that the  following  federal  income tax  consequences will result from the Transaction:

1.    The  acquisition  by  Acquiring  Fund  of  substantially  all  of the assets of Target  Fund,  solely in exchange  for the exchange for the
      voting   shares  of  Acquiring   Fund  and  the   assumption  of  the
      identified  liabilities  of Target Fund by Acquiring  Fund,  followed by the  distribution  by Target Fund of the shares of Acquiring  Fund in  complete  liquidation  to the  shareholders  of  Target  Fund  in
      exchange   for   their   Target   Fund   shares,    will   constitute
      reorganization  within the  meaning of  Section  368(a)(1)(C)  of the
      Code.  Target  Fund and  Acquiring  Fund  will  each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

2.    Target Fund's  shareholders  will not recognize gain or loss on their receipt of solely  voting  shares of  Acquiring  Fund in exchange for the voting  shares of Target  Fund  pursuant  to the  Transaction  in accordance with Section 354(a)(1) of the Code.

3.    Target Fund will not  recognize  gain or loss on the  transfer of all of its  assets to  Acquiring  Fund  solely  in  exchange  for  voting shares of Acquiring  Fund and the  Assumption  by  Acquiring  Fund of
      Target Fund  liabilities  pursuant to the  Transaction  in accordance with Sections 361(a) and 357(a) of the Code.

4.    Target Fund will not recognize  gain or loss on its  distribution  of voting shares of Acquiring Fund to its  shareholders  pursuant to the liquidation  of Target Fund in accordance  with Section 361(c) of the
      Code.

5.    Acquiring  Fund will not  recognize  gain or loss on its  acquisition of all of the assets of Target  Fund  solely in  exchange  for voting shares of Acquiring  Fund and the  assumption  by  Acquiring  Fund of
      Target  Fund's  liabilities  in  accordance  with Section 1032 (a) of the Code.

6.    The basis of the voting  shares of Acquiring  Fund received by Target
      Fund's  shareholders  pursuant  to the  Transaction  will  equal  the basis of the voting  shares of Target  Fund  surrendered  in exchange therefore in accordance with Section 358(a)(1) of the Code.

7.    The holding  period of the voting  shares of Acquiring  Fund received by a  Target  Fund  shareholder  pursuant  to  the  Transaction  will include the period  that the  shareholder  held the voting  shares of
      Target Fund exchanged  therefore,  provided that the shareholder held such  shares as a  capital  asset on the date of the  Transaction  in accordance with Section 1223(1) of the Code.

8.    Acquiring  Fund's  basis  in  the  assets  of  Target  Fund  received pursuant to the  Transaction  will equal  Target  Fund's basis in the
      assets   immediately   before  the  Transaction  in  accordance  with
      Section 362(b) of the Code.

9.    Acquiring  Fund's  holding  period in  Target  Fund  assets  received pursuant to the  Transaction  will  include the period  during  which
      Target Fund held the assets in  accordance  with  Section  1223(2) of the Code.

10.   Acquiring  Fund will  succeed to and take into  account  the items of
      Target Fund  described in Section  381(c) of the Code,  including the earnings and profits,  or deficit in earnings and profits,  of Target
      Fund as of the date of the  Transaction.  Acquiring  Fund  will  take these items into account  subject to the conditions  and  limitations specified  in  Sections  381,  382,  383  and  384  of the  Code  and
      applicable Regulations thereunder.

Very truly yours